November 25, 2002

Leading Brands, Inc.
7400 River Road
Richmond, B.C. V6X 1X6

Dear Sirs/Mesdames:

Re:         S-8 Registration Statement Relating to Stock Options

We are British Columbia solicitors to Leading Brands, Inc. (the “Corporation”). We have been requested by the Corporation to provide the opinion expressed herein in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933 (the “Act”). The purpose of the Registration Statement is to register a total of 4,100,519 Common shares (the “Shares”) of the Corporation which are issuable under certain options and warrants approved by the Directors of the Corporation on April 3, 2002 and August 27, 2002.

The following opinion is limited solely to the applicable provisions of the Company Act (British Columbia), and we have assumed that there is nothing in any other law which affects our opinions expressed herein.

For the purpose of the opinions expressed herein, we have examined the Articles and Memorandum of the Corporation and originals or copies authenticated or identified to our satisfaction of records of the Corporation, of certificates or records of public officials and governmental bodies and authorities, of certificates of officers or representatives of the Corporation and of other records, contracts and instruments and we have made such investigations and searches and considered such questions of law, all as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original copies and the conformity to authentic original documents of all documents submitted to us as certified copies, photocopies, facsimile copies or electronically filed copies dated as of the date hereof.

Based and relying on the foregoing, we are of the opinion that the Shares have been duly authorized by the Corporation and will, upon receipt by the Corporation of the established subscription price for the number of Shares issuable pursuant to the applicable option or warrant, as the case may be, be validly issued by the Corporation and outstanding as fully paid and non-assessable Shares.

Leading Brands, Inc.
November 25, 2002

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ McCULLOUGH O’CONNOR IRWIN